EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Announces $5.3 Million Award for Advanced X-Band High-Energy Linear Accelerators

AS&E’s High Energy Systems Division’s Innovative Technology to be Utilized for Non-Invasive Radiation Therapy

BILLERICA, MA.— October 14, 2004 — American Science and Engineering, Inc. (NASDAQ: ASEI), leader in X-ray detection technology, announced today an order for multiple linear accelerator systems totaling $5.3 million for its High Energy Systems (HES) Division. This is the second order received under an existing Basic Purchase Agreement between American Science and Engineering, Inc. (AS&E®) and Accuray Incorporated executed in November 2002.

The accelerators will be manufactured for Accuray and will be used in stereostatic radiosurgery. This procedure uses radiation to shrink or kill tumors, allowing physicians to avoid invasive surgery to treat non-operable tumors.

“This order is another milestone in our collaboration with Accuray,” said Anthony Fabiano, AS&E President and CEO. “It is very exciting that technology developed by our HES Division is instrumental in pioneering the use of X-band linear accelerators in the radiation therapy field. Accuray incorporates AS&E’s compact, lightweight X-band linear accelerator and mounts it on a robotic arm to provide the surgeon flexibility and precision in targeting the tumor. The linear accelerator’s ultra-compact design makes it ideal for this and important applications in other markets, including non-destructive testing and the screening of dense cargo utilizing AS&E’s Shaped Energy™ technology.”

High Energy Systems Division, based in Mountain View, California, is a designer and manufacturer of low to high-power electron beam (E-Beam) and X-ray systems and their subcomponents. HES produces the smallest and most compact linear accelerator on the market today, which has become comparable in its performance to similar S-band systems.

About AS&E®: AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

About Accuray: Accuray Incorporated is a privately held corporation located in California, the heart of Silicon Valley. The company designs, manufactures and distributes the CyberKnife® Stereotactic Radiosurgery System in the USA and certain international markets. Accuray is dedicated to enabling full body radiosurgery using image-guided robotics and to making this technology available to physicians throughout the world. For more information on Accuray, please visit http://www.accuray.com.

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For more information:

Laura Berman

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time